Exhibit 10.1a









                            ASSET PURCHASE AGREEMENT

                                 By and Between

                          AMERICAN TOWER SYSTEMS, INC.

                                       and

                     COMMUNICATION SYSTEMS DEVELOPMENT, INC.

                                   Dated as of

                                  May 27, 1997


                                                 TABLE OF CONTENTS

ARTICLE 1         DEFINED TERMS...................................................................................1

ARTICLE 2         SALE AND PURCHASE OF ASSETS.....................................................................2
                  2.1      Agreement to Sell and Buy..............................................................2
                  2.2      Assumption of Liabilities and Obligations. ............................................2
                  2.3      Closing; Purchase Price................................................................3

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF CSD...........................................................4
                  3.1      Organization and Business; Power and Authority; Effect of Transaction..................4
                  3.2      Materiality............................................................................5
                  3.3      Title to Properties; Leases............................................................5
                  3.4      Compliance with Private Authorizations.................................................5
                  3.5      Compliance with Governmental Authorizations and Applicable Law.........................6
                  3.6      Intangible Assets......................................................................7
                  3.7      Insurance..............................................................................7
                  3.8      Absence of Sensitive Payments..........................................................7
                  3.9      Inapplicability of Specified Statutes..................................................7
                  3.10     Material Agreements....................................................................7
                  3.11     Material and Adverse Restrictions......................................................7
                  3.12     Broker or Finder.......................................................................8
                  3.13     Environmental Matters..................................................................8

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF ATS...........................................................8
                  4.1      Organization and Business; Power and Authority; Effect of Transaction..................8
                  4.2      Broker or Finder.......................................................................9
                  4.3      Solvency...............................................................................9
                  4.4      No Legal Action........................................................................9

ARTICLE 5         COVENANTS.......................................................................................9
                  5.1      Access to Information; Confidentiality.................................................9
                  5.2      Agreement to Cooperate.  .............................................................10
                  5.3      Public Announcements..................................................................11
                  5.4      Notification of Certain Matters.......................................................11
                  5.5      No Solicitation.......................................................................11
                  5.6      Conduct of Business by CSD Pending the Closing........................................12

ARTICLE 6         CLOSING CONDITIONS.............................................................................12
                  6.1      Conditions to Obligations of Each Party...............................................12
                  6.2      Conditions to Obligations of ATS......................................................13
                  6.3      Conditions to Obligations of CSD......................................................14

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................15
                  7.1      Termination...........................................................................15
                  7.2      Effect of Termination.................................................................16

ARTICLE 8         INDEMNIFICATION................................................................................17
                  8.1      Survival..............................................................................17
                  8.2      Indemnification.......................................................................17
                  8.3      Limitation of Liability...............................................................18






                  8.4      Notice of Claims......................................................................18
                  8.5      Defense of Third Party Claims.........................................................18
                  8.6      Exclusive Remedy......................................................................18

ARTICLE 9         GENERAL PROVISIONS.............................................................................19
                  9.1      Amendment.............................................................................19
                  9.2      Waiver................................................................................19
                  9.3      Fees, Expenses and Other Payments.....................................................19
                  9.4      Notices...............................................................................19
                  9.5      Specific Performance; Other Rights and Remedies.......................................20
                  9.6      Severability..........................................................................20
                  9.7      Counterparts..........................................................................21
                  9.8      Section Headings......................................................................21
                  9.9      Governing Law.........................................................................21
                  9.10     Further Acts..........................................................................21
                  9.11     Entire Agreement......................................................................21
                  9.12     Assignment............................................................................21
                  9.13     Parties in Interest...................................................................22
                  9.14     Mutual Drafting.......................................................................22

APPENDIX A:       Definitions

SCHEDULES:

         CSD Disclosure Schedule

EXHIBITS:

   EXHIBIT A:        Form of LLC Agreement (Section 6.2(f) and Section 6.3 (d))
   EXHIBIT B:        Form of Noncompetition Agreement Section 6.2(h))

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of May 27, 1997 by and between American Tower Systems, Inc., a Delaware corporation
("ATS"), and Communication Systems Development, Inc., a California corporation ("CSD").

         WHEREAS, CSD leases forty-two (42) sites (the "Entitled Sites") for which CSD has completed all activities related to the acquisition and land use entitlements and sixteen (16) sites (the "Remaining Sites") for which zoning and other land use approvals have not been obtained, and on all sixty (60) sites (the "Sites") it is proposed to construct and operate communication towers (the "CSD Central Valley Business");

         WHEREAS, ATS and CSD desire to form a limited liability company under the laws of the State of Delaware ("LLC") pursuant to an agreement of limited liability company substantially in the form of Exhibit A attached hereto and made a part hereof (the "LLC Agreement");

         WHEREAS, ATS desires to purchase from CSD, and CSD desires to sell to ATS, an undivided seventy percent (70%) interest in the CSD Assets on the terms and conditions hereinafter set forth;

         WHEREAS, ATS and CSD desire to transfer to LLC, and LLC shall assume, all of their respective right, title and interest in the CSD Assets so that the CSD Assets will be ultimately owned and operated by LLC; and

         WHEREAS, prior to the execution and delivery of this Agreement, ATS and CSD have entered into an escrow agreement (the "Escrow Agreement") with The Bank of Stockton, Stockton, California (the "Escrow Agent"), pursuant to which ATS has made a deposit of $100,000 (the "Escrow Deposit");

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, unless the context otherwise requires, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the CSD Disclosure Schedule and each Collateral
Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to CSD and ATS.

                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, CSD hereby agrees to sell, assign, transfer and deliver to ATS at the Closing, and ATS agrees to purchase at the Closing, an undivided seventy percent (70%) interest in the CSD Assets, free and clear of any Liens of any nature whatsoever except for Permitted Liens. For purposes of this Agreement, the term "CSD Assets" shall mean all of the Entitled Sites and all of the Remaining Sites (a true, correct and accurate list of all of which is set forth in Section 2.1 of the CSD Disclosure Schedule), together with all Governmental Authorizations, Private Authorizations, Material Agreements and
other Contracts related thereto (a true, correct and complete list or description of which is set forth in the relevant sections of the CSD Disclosure Schedule).

         2.2 Assumption of Liabilities and Obligations.

         (a) At the Closing, LLC shall assume and agree to pay, discharge and perform any and all obligations and liabilities that are directly associated with or related to the CSD Assets that become due after the Closing Date, including, but not limited to, Pro Ratable Taxes and all lease payments that are due and owing for any of the Entitled Sites and the Remaining Sites (the "CSD Assumed Obligations"); provided, however, that notwithstanding the foregoing, ATS shall not assume and agree to pay, and shall not be obligated with respect to, the CSD Nonassumed Obligations.

         (b) LLC shall not assume or become obligated to perform any debt, liability or obligation of CSD relating to any of the following matters (collectively, the "CSD Nonassumed Obligations"):

                  (i) the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business prior to the Closing Date, including without limitation Taxes (other than Pro Ratable Taxes), any Legal Actions or other Claims and any obligations or liabilities relating to Environmental Law;

                  (ii) any obligations or liabilities under the CSD Assumable Agreements relating to the period prior to the Closing; and

                  (iii) those required to be disclosed in the CSD Disclosure Schedule which are not so disclosed or which, if disclosed, Section 2.2(b)(iii) of the CSD Disclosure Schedule indicates that such obligation or liability will not be assumed.

All CSD Nonassumed Obligations shall remain and be the obligations and liabilities solely of CSD.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the term "CSD Nonassumed Obligations" shall not include, and the term "CSD Assumed Obligations" shall include, any liability arising out of the transfer or assignment to LLC of, or the use or enjoyment of the benefits by LLC under, any Contract, Governmental Authorization or Private Authorization the transfer or assignment of which (according to Section 2.2(c) of the CSD Disclosure Schedule) requires or may require the consent of any Authority or other third party (collectively, the "Nonassignable Contracts"), if ATS has, on or prior to the Closing Date, notified CSD in writing (an "Acceptance Notice") that ATS consents to the transfer or assignment of such Nonassignable Contract to LLC despite the failure or inability of CSD to obtain the approval or consent of an Authority or other Person whose approval or consent is required pursuant to the terms of such Nonassignable Contract, or ATS elects to have LLC receive the benefits of such

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Nonassumable  Contract, in either of which events, if the approval or consent of an Authority or other Person applicable to transfer of such Nonassignable Contract is required to be obtained as a condition to ATS' obligations at Closing pursuant to the provisions of Section 6.1(a), 6.2(d) or 6.2(h), ATS shall be deemed to have waived such condition with respect to such Nonassignable Contract. With respect to any Nonassignable Contract for which the applicable consent of any Authority or other Person is not obtained prior to the Termination Date and for which ATS does not timely deliver an Acceptance Notice as described in the preceding sentence, CSD and ATS shall negotiate in good faith to reach an equitable sharing of the rights and obligations under such Nonassignable Contracts.

         (d) Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Section 2.2(d) of the CSD Disclosure Schedule, all items of income and expense (including without limitation with respect to rent, utility charges, Pro Ratable Taxes and wages, salaries and accrued but unused vacation of CSD employees) arising from the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business shall be prorated as of 12:01 a.m., Eastern time, on the Closing Date, with CSD entitled to and responsible for any such items on or prior to the Closing Date and ATS entitled to and responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Closing Date shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. If either party shall have received any such revenues or paid any such expenses or charges which, pursuant to the terms hereof, the other party is entitled to or responsible for, it shall furnish the other party with a detailed statement of any such items as soon as practicable after receipt or payment thereof. The parties shall use their best efforts to agree upon such items and other adjustments prior to the Closing Date and, in any event, except as set forth in Section 2.2(c) of the CSD Disclosure Schedule, within sixty (60) days thereafter. If the parties are unable within such period to agree upon such items and other adjustments, CSD and ATS shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review such items and other adjustments. The fees and other expenses of retaining such independent public accounting firm shall be borne equally by CSD and ATS. Such firm shall report its conclusions as to such items and other adjustments pursuant to this Section and such report shall be conclusive on all parties to this Agreement and not subject to dispute or review. Upon such agreement or determination by such independent accounting firm, CSD or ATS, as the case may be, shall promptly reimburse the other party for any income received or expenses paid by the other party and not previously reimbursed or any other adjustment required by this Section.

         Nothing contained in this Section 2.2(c) is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.3 Closing; Purchase Price. The closing of the Transactions (the "Closing") shall take place at Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at 10:00 a.m., local time, on May 29, 1997 or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, each of the parties and LLC shall deliver such bills of sale, assignments, assumptions of liabilities, opinions and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel. The purchase price for the interest in the CSD Assets being acquired by ATS (the "Purchase Price") shall be an amount equal to the sum of (a) $790,000, subject to adjustment as provided in Section 2.2(d), plus an amount equal to the Prepaid Expenses and minus an amount equal to the sum of (i) the CSD Nonassumed Obligations, if any, which ATS agrees to assume, and (ii) Prepaid Revenues (the "Base Purchase Price"), and (b) the Entitled Site Payment. The Base Purchase Price shall be payable by (a) ATS instructing the Escrow Agent to deliver the Escrow Deposit (together with interest and other increments thereto) to CSD, and
(b) wire transfer of immediately available funds to CSD for the balance of the Base Purchase Price to such account (or accounts) as CSD shall

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designate  in  written  instructions  to ATS  delivered  not later  than two (2)
business days prior to the Closing. The CSD LLC Interest shall be deliverable by the execution and delivery of the LLC Agreement at the Closing. ATS agrees to pay any and all costs incurred by CSD with respect to procuring any construction permits for each of the Entitled Sites, including, but not limited to, fees and costs for surveys, geotechnical reports, construction drawings and permit fees. Such costs are exclusive of and/or in addition to the Entitled Site Payment of $5,000. The "Entitled Site Payment" shall mean an amount equal to $5,000 for each of the Entitled Sites and shall be payable, from time to time, by ATS or LLC within ten (10) business days of the receipt by LLC of notice from all
applicable  Authorities  that  all  Governmental   Authorizations  necessary  to
construct a communication tower on the Entitled Site as to which payment is to be made have been fully approved.


                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF CSD

         CSD hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) CSD is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) CSD has all requisite corporate power and corporate authority and has in full force and effect all Governmental Authorizations and Private Authorizations, except for those set forth in Section 3.1(b) of the CSD Disclosure Schedule or those the failure of which to obtain do not and will not have, individually or in the aggregate, any material adverse effect on CSD, necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of CSD. This Agreement has been duly executed and delivered by CSD and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by CSD will constitute, legal, valid and binding obligations of CSD, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the CSD Disclosure Schedule, and except for matters which would have no material adverse effect on CSD, neither the execution and delivery by CSD of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by CSD of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by CSD:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of CSD or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of CSD, other than those constituting CSD Nonassumed Obligations; or

                  (ii) will require CSD to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA.

         (d)      CSD does not have any Subsidiaries.

         3.2 Materiality. The representations and warranties set forth in this Article would in the aggregate be true and correct even without the materiality exceptions or qualifications contained therein or set forth in the CSD Disclosure Schedule, except for such exceptions and qualifications including without limitation those set forth in the CSD Disclosure Schedule which, in the aggregate for all such representations and warranties, are not and could not reasonably be expected to be materially adverse to CSD.

         3.3      Title to Properties; Leases.

         (a)      CSD does not own any real property.

         (b) Section 3.3(b) of the CSD Disclosure Schedule contains a true, accurate and complete description of all Leases under which any real property used in the CSD Central Valley Business is leased. Except as otherwise set forth in Schedule 3.3(b) of the CSD Disclosure Schedule, each Lease or other occupancy or other agreement under which CSD holds real or personal property constituting a part of the CSD Assets has been duly authorized, executed and delivered by CSD and, to CSD's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of CSD, and, to CSD's knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. CSD has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; neither CSD nor, to CSD's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease. None of the fixed assets or equipment comprising a part of the CSD Assets is subject to contracts of sale, and none is held by CSD as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.3(b) of the CSD Disclosure Schedule.

         3.4 Compliance with Private Authorizations. Section 3.4 of the CSD Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization which individually is material to the CSD Assets or the CSD Central Valley Business. CSD has obtained all Private Authorizations which are necessary for the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business which, if not obtained and maintained, could, individually or in the aggregate, materially adversely affect CSD. All of such Private Authorizations are valid and in good standing and are in full force and effect. CSD is not in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material adverse effect on CSD. No such Private Authorization is the subject of any pending or, to CSD's knowledge, threatened attack, revocation or termination.

       3.5 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.5(a) of the CSD Disclosure Schedule contains a true, complete and accurate description of each Governmental Authorization required under Applicable Laws (i) to own and operate the CSD Central Valley Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (ii) that is necessary to permit CSD to execute and deliver this Agreement and to perform its obligations hereunder. CSD has obtained all Governmental Authorizations which are necessary for the ownership or operation of the CSD Assets or the conduct of the CSD
Central Valley Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material adverse effect on CSD. None of the Governmental Authorizations listed in Section 3.5(a) of the CSD Disclosure Schedule is subject to any restriction or condition which would limit in any material respect the ownership or operations of the CSD Assets or the conduct of the CSD Central Valley Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. The Governmental Authorizations listed in Section 3.5(a) of the CSD Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of CSD or its officers, directors, employees or agents, and the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by CSD with all Authorities with respect to the CSD Central Valley Business have been filed and are true, complete and accurate in all material respects. No such Governmental Authorization is the subject of any pending or, to CSD's knowledge, threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. CSD has no reason to believe that any such Governmental Authorization would not be renewed in the name of CSD by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically described in Section 3.5(b) of the CSD Disclosure Schedule, neither CSD nor any director or officer thereof (in connection with ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business) is in or is charged by any Authority with or, to CSD's knowledge, at any time since January 1, 1993 has been in or has been charged by any Authority with, or, to CSD's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the CSD Assets or the conduct of the CSD Central Valley Business. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or Legal Actions pending or, to CSD's knowledge, threatened before or by any Authority (x) relating to the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would adversely affect the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business; (y) involving charges of illegal discrimination by CSD under any federal or state employment Laws, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in Section 3.5(b) of the CSD Disclosure Schedule.

         (c) Except as otherwise specifically described in Section 3.5(c) of the CSD Disclosure Schedule, no Event exists or has occurred, which, to CSD's knowledge, constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material adverse effect on CSD or (ii) any material requirement of any insurance carrier, applicable to the ownership or operations of the CSD Assets or the conduct of the CSD Central Valley Business.

         (d) With respect to matters, if any, of a nature referred to in Section 3.5(a), 3.5(b) or 3.5(c) of the CSD Disclosure Schedule, except as otherwise specifically described in Section 3.5(d) of the CSD Disclosure Schedule, all such information and matters set forth in the CSD Disclosure Schedule, if adversely determined against CSD, will not, individually or in the aggregate, have a materially adversely effect on CSD.

         3.6 Intangible Assets. CSD does not own or use any Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the CSD Assets or the conduct of the CSD Central Valley Business. CSD does not, to its knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and CSD has not received any notice of any claim or infringement relating to any such Intangible Asset.

         3.7 Insurance. CSD maintains, with respect to the CSD Assets and the CSD Central Valley Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.7 of the CSD Disclosure Schedule.

         3.8 Absence of Sensitive Payments. Neither CSD nor, to CSD's knowledge, any of its officers, directors, employees, agents or other representatives, has with respect to the CSD Assets or the CSD Central Valley Business (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made or (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books.

         3.9 Inapplicability of Specified Statutes. CSD is not a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in section 11301 of Title 49, U.S.C.

         3.10 Material Agreements. Listed on Section 3.10 of the CSD Disclosure Schedule are all Material Agreements relating to the ownership or operation of the CSD Assets or the conduct of the business of the CSD Central Valley Business or to which CSD is a party or to which it is bound or which any of the CSD Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by CSD to ATS and CSD has provided ATS with photocopies of all such Material Agreements requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 3.10 of the CSD Disclosure Schedule, with respect to Material Agreements comprised of site leases and site licenses granted by CSD to third parties and with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of CSD and, to CSD's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. CSD has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of CSD, Claim threatened in writing that CSD has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of CSD under any of such Material Agreements in any material respect.

         3.11 Material and Adverse Restrictions. CSD is not a party to or subject to, nor is any of the CSD Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which now has or, as far as CSD can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material adverse effect on CSD, except as set forth in Section 3.11 of the CSD Disclosure Schedule.

         3.12 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of CSD.

         3.13 Environmental Matters. Except as set forth in Section 3.13 of the CSD Disclosure Schedule, with respect to the CSD Assets and the CSD Assets, CSD:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to CSD's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree issued pursuant to any Environmental Law;

                  (d) is in compliance in all material respects with all Environmental Laws, has obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to CSD's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to material violations or material breaches of any Environmental Law; and

                  (e) has no knowledge of any past or present Event related to the CSD Central Valley Business or the CSD Assets which Event, individually or in the aggregate, will interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any material Claim for the release or threatened release into the environment, of any Hazardous Material.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ATS

         ATS represents, warrants and covenants to, and agrees with, CSD as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would have not material adverse effect on ATS, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA.

         4.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         4.3 Solvency. As of the execution and delivery of this Agreement, ATS is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         4.4 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliated Entities, officers or directors, that question or may affect the validity of this Agreement or the right of ATS to consummate the transactions contemplated hereunder.


                                    ARTICLE 5

                                    COVENANTS

         5.1      Access to Information; Confidentiality.

         (a) CSD shall afford to ATS and its accountants, counsel, lenders, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of CSD's properties, books, contracts, commitments and records (including without limitation Tax returns) relating to the CSD Assets and the CSD Central Valley Business and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Transactions or which may have an adverse effect on the CSD Assets or the CSD Central Valley Business or the businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations thereof, (ii) all financial records, ledgers, work papers and other sources of financial information possessed and controlled by CSD or its accountants deemed by ATS or its Representatives necessary or useful for the purpose of performing an audit of the CSD Assets and the CSD Central Valley Business and certifying financial statements and financial information, and (iii) such other information in the possession or control of CSD or its accountants concerning any of the foregoing as ATS shall reasonably request; provided, however, that CSD shall not be required to permit any such access to the extent same would unreasonably interfere with CSD's normal business operations. All non-public information relating to the CSD Assets or the CSD Central Valley Business furnished prior to the execution, or pursuant to the provisions, of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of CSD, be disclosed by ATS in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Transactions. In no event shall ATS or any of its Representatives use such information to the detriment of CSD. ATS agrees to reveal such information only to those of its Representatives or other Persons who need to know such information for the purpose of evaluating the Transactions, who are informed of the confidential nature of such information and who shall undertake to act in accordance with the terms and conditions of this Agreement. From and after the Closing, CSD shall not, without the prior written consent of ATS, disclose any information with respect to the CSD Assets or the CSD Central Valley Business, and no such information shall be used for any purposes, other than in connection with the Transactions or to the extent required by Applicable Law.

         (b) Subject to the terms and conditions of Section 5.1(a), ATS may, subject to prior consultation with CSD, disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated for any reason, ATS shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than one copy thereof which shall be delivered to independent counsel for ATS.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, either party may disclose information received or retained by it in accordance with the provisions of this Agreement if it can demonstrate (i) such information is generally available to or known by the public from a source other than the party seeking to disclose such information or (ii) was obtained by the party seeking to disclose such information from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information.

         (d) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto, except as set forth in
Section 8.3(e).

         5.2 Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Authorities, each of which must be obtained or become final to the extent provided in Section 6.1(a), (ii) to obtain all necessary or appropriate waivers, consents and approvals, including without limitation those referred to in Section 6.2(d),

(iii) to effect all necessary registrations, filings and submissions (including without limitation all filings necessary for ATS to own and operate the CSD Assets and conduct the CSD Central Valley Business), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Tax returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, CSD and ATS shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that CSD and ATS may, without its prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement. In addition, subject to the terms and conditions hereof, ATS may disclose the subject matter of this Agreement to Persons with whom CSD has a business or contractual relationship in connection with ATS' due diligence investigation of CSD.

         5.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or (iii) any change to be made in the CSD Disclosure Schedule in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. CSD shall not, nor shall it knowingly permit any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in (i) any merger or consolidation, regardless of whether CSD is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the CSD Assets or the CSD Central Valley Business. The provisions of this Section shall apply to each of CSD's Subsidiaries. If CSD or any of its Representatives receives any inquiry with respect to an Alternative

Transaction while this Agreement is in effect, CSD shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction.

         5.6 Conduct of Business by CSD Pending the Closing. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date, unless ATS shall otherwise agree in writing, CSD shall, to the extent relating to the CSD Central Valley Business or the CSD Assets:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice, including without limitation the performance of such maintenance, repairs or replacements with respect to communication towers, fixtures and Personal Property comprising the CSD Assets as is consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact its business organizations and goodwill, keep available the services of its present key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it;

                  (c) confer, as and when reasonably requested, on a regular and frequent basis with one or more representatives of ATS to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on its assets and its business in such amounts and against such risks and losses as are consistent with past practice;

                  (e) use reasonable business efforts to (i) operate the CSD Central Valley Business in conformity in all material respects with all Governmental and Private Authorizations, Leases and Material Agreements on a basis consistent with past practice and Applicable Law and the rules and regulations of any Authority with jurisdiction over the CSD Assets or the CSD Central Valley Business, and (ii) maintain in full force and effect all such Governmental and Private Authorizations, Leases and Material Agreements relating to the CSD Central Valley Business; and

                  (f) not (i) dispose of any of the CSD Assets owned by CSD or used in the operation of the CSD Central Valley Business or (ii) modify or change in any material respect, or enter into, any Lease or Material Agreement relating to any of the CSD Assets.

With respect to any transaction or act proposed to be entered into or performed by CSD which, pursuant to Sections 5.1(a) through (f), requires the prior approval of ATS, ATS shall be deemed to have approved same unless written notice of disapproval is received by CSD within five (5) business days after receipt by ATS of a written request for approval made by CSD.


                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action;

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by ATS and CSD with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations as are set forth in Section 6.1(b) of the CSD Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material adverse effect on the CSD Assets or the CSD Central Valley Business; and

                  (c) LLC shall have executed and delivered this Agreement as set forth below.

         6.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) CSD shall have  furnished  ATS and, at ATS'  request,  any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date of Taylor, Scott, Nichols and Matteucci, counsel for CSD, with respect to the matters set forth in Sections 3.1(a), (b) and (c), 3.5(b) and 3.9, and such other matters arising after the date of this Agreement and incident to the Transactions, as ATS or its counsel or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of CSD contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of CSD or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by CSD hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and CSD shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except to the extent,  if any,  specifically  set forth in
         Section 6.2(d) of the CSD Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required by the provisions of this Agreement in order to vest fully in ATS all right, title and interest in and to all of the CSD Assets and the CSD Central Valley Business (including without limitation all Private Authorizations, Leases and Material Agreements of CSD) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could adversely affect ATS;

                  (e) CSD shall have delivered or cause to be delivered to ATS all of the Collateral Documents (including without limitation the LLC Agreement) and other agreements, documents and instruments required to be delivered by CSD to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (f) As of the Closing  Date,  except as otherwise set forth in
         Section 3.7(a) of the CSD Disclosure Schedule, no Legal Action shall be pending before or threatened in writing by any Authority which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a material adverse effect on the CSD Assets and the CSD Central Valley Business, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (g) Each of the individuals named therein shall have executed and delivered to ATS an agreement substantially in the form of Exhibit B attached hereto and made a part hereof (the "ATS Noncompetition Agreements");

                  (h) CSD shall have delivered to ATS all use permits, consents or other Governmental Authorizations of and all Leases from the United States Forest Service, if any, set forth in Section 6.2(h) of the CSD Disclosure Schedule; and

                  (i) CSD shall have executed and delivered to ATS an agreement, in form, scope and substance reasonably satisfactory to ATS (the "Nonassignable Contracts Agreement"), pursuant to which (i) CSD will hold (but will have no obligation to perform services thereunder) for the account of ATS, and remit promptly to ATS all amounts received pursuant to the provisions of, all of the Nonassignable Contracts as to which the required approval or consent to the assignment or transfer of which was not obtained and as to which ATS has delivered an Acceptance Notice, and (ii) ATS will agree to (A) perform all services required to be performed under such Nonassignable Contracts, (B) reimburse CSD for all costs and expenses reasonably incurred pursuant to the Nonassignable Contracts Agreement and (C) indemnify and hold harmless CSD with respect to all actions taken by ATS pursuant thereto and all actions, if any, taken by CSD pursuant thereto other than those relating to the bad faith, negligence or willful misconduct of CSD or its officers, directors, stockholders or employees.

         6.3 Conditions to Obligations of CSD. The obligation of CSD to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to CSD and its counsel, and CSD and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATS shall have furnished CSD and, at CSD's request, any bank of other financial institution providing credit to CSD, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Section 4.1 and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as CSD or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of ATS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of CSD or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by ATS hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and ATS shall have furnished CSD with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as CSD or its counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to CSD all of the Collateral Documents (including without limitation the LLC Agreement) and other agreements, documents and instruments required to be delivered by ATS to CSD at or prior to the Closing pursuant to the terms of this Agreement; and

                  (e)  ATS  shall  have   executed  and  delivered  to  CSD  the
         Nonassignable Contracts Agreement.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of CSD and ATS;

                  (b) by either ATS or CSD if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Transactions shall have become final and nonappealable; or

                  (c) by CSD in the event (i) CSD is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date, or (B) ATS is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (d) by ATS in the event (i) ATS is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) either (A) the Transactions have not been consummated prior to the Termination Date, or (B) CSD is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date.

         The term "Termination Date" shall mean July 1, 1997 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or CSD to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2 Effect of Termination.

         (a) Except as provided in Sections 5.1 (with respect to confidentiality), 5.3 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) In the event this Agreement is terminated by CSD pursuant to the provisions of Section 7.1(c), then CSD shall be entitled to liquidated damages of an amount equal to the Escrow Deposit, together with interest and other earnings thereon, it being agreed that such amount shall constitute full payment for any and all damages suffered by CSD by reason of ATS' failure to consummate the Transactions. ATS and CSD agree in advance that actual damages would be difficult to ascertain and that such liquidated damages is a fair and equitable amount to reimburse CSD for damages sustained due to ATS' failure to consummate the Transactions for the above-stated reasons. In the event this Agreement is terminated by ATS pursuant to the provisions of Section 7.1(d), then ATS shall be entitled to the amount of the Escrow Deposit, together with interest and other earnings thereon, without prejudice to ATS' right to pursue damages or other remedies hereunder. Notwithstanding the foregoing, each party shall have the right to seek specific performance pursuant to the provisions of Section 9.5.

         (c) In the event this Agreement is terminated pursuant to the provisions of Section 7.1(a), 7.1(b) or 7.1(e), except as provided in Section 7.2(a), neither of the parties shall have any further rights or remedies, except that ATS shall be entitled to the Escrow Deposit, together with interest and earnings thereon.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) two (2) years after the Closing Date or (b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1, 3.13 and 4.1, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for the statute of limitations applicable to contractual obligations. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. No claim for indemnification, other than with respect to fraud or intentional and willful breach or misrepresentation, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2 Indemnification. Each of CSD and ATS (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document executed by it (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (a) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document executed by it or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document executed by it; or

                  (b) any Legal Action or other Claim by any third party relating to the indemnifying party or, in the case of ATS, the ownership or operations of the CSD Assets or the conduct of the business of the CSD Central Valley Business to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document executed by it; or

                  (c) in the case of CSD as the indemnifying party, the failure of CSD to comply with Bulk Sales law of the State of California; or

                  (d) in the case of CSD as the indemnifying party, by reason of, or arising out of, (i) CSD Nonassumed Obligations or (ii) the ownership and operation of the CSD Assets and the CSD Central Valley Business prior to the Closing Date; or

                  (e) in the case of ATS as the indemnifying party, by reason of, or arising out of, (i) CSD Assumed Obligations or (ii) the ownership and operation of the CSD Assets and the CSD Central Valley Business from and after the Closing Date, except for Events arising prior to or existing on the Closing Date, unless they are part of the CSD Assumed Obligations.

         8.3 Limitation of Liability.

         (a) Notwithstanding the provisions of Section 8.2, after the Closing, except as otherwise provided in Section 8.6, each indemnified party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $25,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $25,000), and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Article exceed $1,000,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1 and 4.1 as to which the limitations set forth in this clause (ii) shall not apply. Notwithstanding anything to the contrary contained herein, it is expressly agreed to by the parties that any lease payments due under any Lease for any of the Sites being acquired which comprise the CSD Assets after the Closing shall not be considered an item of Loss and Expense for purposes of the limitation of liability set forth herein.

         (b) In the case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is ATS, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the CSD Assets or the conduct of the CSD Central Valley Business in substantially the manner then being theretofore owned, operated and conducted by ATS.

         8.6 Exclusive Remedy. Except for fraud or willful or intentional misrepresentation or breach of warranty, covenant or agreement or as otherwise provided in Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS


         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, ATS or CSD may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Transactions shall be borne equally by CSD and ATS. All other costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to ATS:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Joseph L. Winn, Chief Financial Officer
                  Telecopier No.:  (617) 375-7575
                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to CSD:

                  7488 Shoreline Drive - Suite B-1
                  Stockton, California 95219
                  Attention:   Michael Wingo, Chief Executive Officer
                  Telecopier No.: (209) 951-5845

                  with a copy to:

                  Taylor, Scott, Nichols and Matteucci
                  120 North Hunter Street
                  Stockton, California   95202
                  Attention:   Christopher P. Papas, Esq.
                  Telecopier No.: (209) 942-4450

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the post ing of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely either party, the parties shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of California applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the CSD Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated December 19, 1996, between the parties.

         9.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of CSD and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 Arbitration of Disputes. Subject to the right of the parties to seek injunctive relief pursuant to the provisions of Section 9.5, in the event of any dispute arising from or related to any of the terms or conditions of this Agreement, ATS, CSD and LLC hereby agree to submit any such dispute to binding arbitration under the Commercial Rules of the American Arbitration Association at Sacramento, California.


         IN WITNESS WHEREOF, ATS and CSD have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       American Tower Systems, Inc.


                                       By:
                                            Name:
                                            Title:

                                       Communication Systems Development, Inc.


                                       By:
                                            Title:


         The undersigned, Communication Systems Development, LLC, a Delaware limited liability company, hereby executed the above agreement as of May , 1997, and hereby agrees to be bound by, and understands that it will be entitled to the benefits of, the above agreement with the same force and effect as though it were an original party thereto.

                                        Communication Systems Development, LLC


                                        By:
                                              Name:
                                             Title:

                                                                      APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the CSD Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to CSD and ATS.

         Acceptance Notice shall have the meaning given to it in Section 2.2(c).

         adverse, adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely, in the reasonable business judgment of ATS, to be expected to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the condition, financial or other, or results of operation of the CSD Central Valley Business, or (c) impair CSD's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communications business shall not be deemed to constitute such a change, affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the CSD Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         ATS shall have the meaning given to it in the Preamble.

         ATS'  Noncompetition  Agreements  shall have the meaning given to it in
Section 6.2(i).

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign, including without limitation the FCC.

         Base Purchase Price shall have the meaning given to it in Section 2.3.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         Collateral Document shall mean the ATS Noncompetition Agreements, the Nonassignable Contracts Agreement, the LLC Agreement, bills of sale, assignments of intangibles, assumption agreements with respect to the CSD Assumed Obligations, other instruments of conveyance and assignment sufficient to vest in ATS title to all of the other CSD Assets and the CSD Central Valley Business, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         CSD shall have the meaning given to it in the Preamble.

         CSD Assumable Agreements shall mean all obligations and liabilities of CSD under all Leases, Material Agreements, Governmental Authorizations, Private Authorizations, the other Contractual Obligations not required to be listed on
Section 3.10 of the CSD Disclosure Schedule entered into in the ordinary course of business and relating to the ownership or operation of any of the CSD Assets or the conduct of the CSD Central Valley Business, and the letter of intent, dated , 1997 between
CSD and                                                              .

         CSD Assets shall have the meaning given to it in Section 2.1.

         CSD Assumed Liabilities shall have the meaning given to it in Section 2.2(b).

         CSD Central Valley Business shall have the meaning given them in the first Whereas paragraph.

         CSD Disclosure Schedule shall mean the CSD Disclosure Schedule dated as of the date of this Agreement delivered by CSD to ATS.

         CSD  Nonassumed  Obligations  shall  have  the  meaning  given to it in
Section 2.2(b).

         CSD's knowledge means the actual knowledge of any CSD officer or senior manager, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of appropriate CSD records.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entitled  Site  Payment  shall have the meaning  given to it in Section
2.3.

         Entitled Sites shall have the meaning given to it in first Whereas paragraph.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Escrow Agent shall have the meaning given to it in the fifth Whereas paragraph.

         Escrow Agreement shall have the meaning given to it in the fifth Whereas paragraph.

         Escrow Deposit shall have the meaning given to it in the fifth Whereas paragraph.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the United States Forest Service and the Federal Aviation Administration, in connection with the ownership or operation of the CSD Assets or the conduct of the CSD Central Valley Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) the presence of which on the real property owned or leased by such Person causes or threatens to cause a nuisance upon any such real property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; or (e) the presence of which on adjacent properties could constitute a trespass by such Person; or (f) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon or other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names, copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         LLC shall have the meaning given to it in the second Whereas paragraph.

         LLC Agreement shall have the meaning given to it in the second Whereas paragraph.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         material, materially or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to CSD, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $20,000 during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation or Indebtedness for Money Borrowed, (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the CSD Central Valley Business in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the CSD Central Valley Business during the current fiscal year, (f) is with the United States Forest Service or any other Authority, or (g) involves the lease by CSD of any Site.

         Nonassignable Contracts shall have the meaning given to it in Section 2.2(c).

         Nonassignable Contracts Agreement shall have the meaning given to it in
Section 6.2(i).

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the CSD Central Valley Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Prepaid Expense shall mean any item which in accordance with GAAP would be treated as an expense and which has been paid by CSD prior to the Closing and relates to a period subsequent to the Closing.

         Prepaid Revenue shall mean any item which in accordance with GAAP would be treated as revenue and which has been received by CSD prior to the Closing and relates to a period subsequent to the Closing.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Purchase Price shall have the meaning given to it in Section 2.3.

         Real Property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned or used by CSD as of the date hereof, in the operations of the CSD Central Valley Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Remaining Sites shall have the meaning given to it in the first Whereas paragraph.

         Representatives shall have the meaning given to it in Section 5.1(a).

         Sites shall have the meaning given to it in the first Whereas paragraph.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Termination Date shall have the meaning given to it in Section 7.1.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the interest in the CSD Assets, and the execution, delivery and performance of the Collateral Documents.